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            SECOND AMENDMENT OF AMENDED AND RESTATED LOAN AGREEMENT

          THIS AMENDMENT is made as of this 22nd day of March, 1999, by and between BULL RUN CORPORATION, a Georgia corporation ("Borrower"), and NATIONSBANK, N.A. ("Lender").

                                    RECITALS

          WHEREAS, Lender and Borrower are parties to that certain Amended and Restated Loan Agreement, dated as of March 20, 1998 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which Lender has agreed to make one or more loans from time to time to the Borrower in accordance with the terms and conditions thereof; and

          WHEREAS, Borrower has requested and Lender has agreed to provide an additional term loan (the "Fourth Term Loan") to finance the acquisition of additional shares of common stock of Rawlings, a Delaware corporation ("Rawlings"), and Lender and Borrower desire to modify the Loan Agreement in order to provide for the Fourth Term Loan, and in certain other respects in accordance with the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement as amended hereby (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

          1. Amendments of Loan Agreement. Subject to the fulfillment of the conditions precedent to the effectiveness of this Amendment which are set forth below, the Loan Agreement shall be amended as follows:

                   (a) Section 1.1 of the Loan Agreement is hereby amended by adding to Section 1.1 the following new definitions in the appropriate alphabetical order:

                            "Borrower Guaranty" shall mean any guaranty of any
                   obligation of Datasouth or any other Subsidiary of Borrower executed by Borrower in favor of Lender.

                            "Fourth Term Loan" shall mean any and all advances
                   made by Lender to Borrower under the Fourth Term Loan
                   Facility.

                            "Fourth Term Loan Facility" shall mean the term loan
                   facility provided by Lender to Borrower under Section 3.2B hereof.

                            "Fourth Term Loan Facility Expiration Date" shall
                   mean April 30, 1999 (as such date may be extended, accelerated or amended from time to time pursuant to this Agreement).

                           "Fourth Term Loan Maturity Date" shall mean August
                   23, 1999.


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                           "Fourth Term Loan Maximum Availability" shall mean
                   $675,754.

                            "Fourth Term Loan Note" shall mean the Fourth Term
                   Loan Note executed by the Borrower and payable to the order of the Lender as evidence of the Fourth Term Loan, and any extension, renewal, modification or replacement thereof or therefor.

                            "Fourth Term Loan Obligations" shall mean,
                   collectively, any and all Obligations of Borrower to pay Lender the principal of, interest or fees on, collection costs for, or any other sums owing in respect of the Fourth Term Loans or the Fourth Term Loan Notes.

                            "Second Amendment" shall mean that certain Second
                   Amendment of Loan Agreement dated as of March 22, 1999, by and between Borrower and Lender.

                   (b) Section 1.1 of the Loan Agreement is hereby further amended by deleting from Section 1.1 the terms "Obligations," "Term Loan Facilities," "Term Loan Notes," "Term Loans" and "Third Term Loan Facility Expiration Date" and by substituting in lieu thereof the following new definitions of such terms:

                            "Obligations" shall mean, collectively, all amounts
                   now or hereafter owing to Lender by Borrower pursuant to the terms of or as a result of this Agreement, any other Credit Document or any Borrower Guaranty, including without limitation, the unpaid principal balance of any and all Loans and all interest, fees, expenses and other charges relating thereto or accruing thereon, as well as any and all other indebtedness, liabilities, and obligations of Borrower, whether direct or indirect, absolute or contingent, or liquidated or unliquidated, which may be now existing or may hereafter arise under or as a result of any Borrower Guaranty or any of the Credit Documents (including, without limitation, obligations of Borrower under Interest Rate Contracts with Lender), and together with any and all renewals, extensions, modifications or refinancings of any of the foregoing.

                            "Term Loan Facilities" shall mean, collectively, the
                   First Term Loan Facility, the Second Term Loan Facility, the Third Term Loan Facility and the Fourth Term Loan Facility.

                            "Term Loan Notes" shall mean, collectively, the
                   First Term Loan Note, the Second Term Loan Note, the Third Term Loan Note and the Fourth Term Loan Note.

                            "Term Loans" shall mean, collectively, the First
                   Term Loan, the Second Term Loan, the Third Term Loan and the Fourth Term Loan.

                           "Third Term Loan Facility Expiration Date" shall mean
                   March 23, 1999.

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                   (c) The Loan Agreement is hereby further amended by adding the following new Section 3.2B after the existing Section 3.2A and before the existing Section 3.3:

                            "Section 3.2B.  Fourth Term Loan Facility.

                            (a) Subject to the terms and conditions of this
                   Agreement, including, without limitation, the conditions precedent set forth in Section 5.3 hereof, the Lender agrees to advance to the Borrower, from time to time on or prior to the Fourth Term Loan Facility Expiration Date and upon the Borrower's request therefor, a Fourth Term Loan in the principal amount of the Fourth Term Loan Maximum Availability. The Fourth Term Loan Facility may be disbursed in one or more advances but the Lender's commitment under the Fourth Term Loan Facility shall be reduced by each advance thereunder and any sums advanced under the Fourth Term Loan Facility may not be repaid and then re-borrowed thereunder.

                            (b) The proceeds of the Fourth Term Loan shall be
                   used to purchase shares of common stock of Rawlings."

                   (d) The Loan Agreement is hereby further amended by adding a new Section 3.4(b-2) immediately following the existing Section 3.4(b-1):

                            "(b-2) The Borrower's obligation to pay the Lender the principal of and interest on the Fourth Term Loan shall be evidenced by the records of the Lender (subject to Section 4.5 hereof) and by the Fourth Term Loan Note. The principal balance of the Fourth Term Loan shall be payable on the Fourth Term Loan Maturity Date in an amount equal to the entire remaining unpaid balance of the Fourth Term Loan."

                   (e) The Loan Agreement is hereby further amended by deleting
          Section 3.3(a) in its entirety and by substituting in lieu thereof, the following new Section 3.3(a):

                            "(a) The unpaid principal balance of each of the
                   Term Loans shall bear interest from time to time at a rate per annum equal to the Prime Rate plus the Applicable Term Loan Margin therefor as then in effect; provided, however, that Borrower may, by written notice (or by telephonic notice promptly confirmed in writing) delivered to the Lender not later than 10:00 a.m. (Atlanta time) on the second Business day prior to any Interest Period designated by the Borrower in such notice, direct that interest accrue on the unpaid principal balance of any Term Loan other than the Third Term Loan and the Fourth Term Loan (or any portion of any Term Loan (other than the Third Term Loan and the Fourth Term
                   Loan) which when added to all other LIBOR Advances then outstanding under any of the Loans and which have the same Interest Period totals an amount of not less than $100,000 or any greater integral multiple thereof) outstanding from time to time during such Interest Period at a rate per annum equal to the sum of the Adjusted LIBOR for such Interest Period plus the Applicable Term Loan Margin therefor as


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                   then in effect; provided, further, however, that (i) upon the occurrence and during the continuation of any Event of Default under Section 9.1(i), (ii) or (iii) hereof, the
                   Lender may, upon notice to the Borrower, suspend Borrower's right to use the aforesaid Adjusted LIBOR option, (ii) Borrower may not have more than six (6) Adjusted LIBOR-based interest rates in effect under this Section at any one time, and (iii) the interest rate applicable to the Term Loans shall be subject to adjustment as provided in paragraph (b) below."

                   (f) The Loan Agreement is hereby further amended by deleting Sections 4.4(a) and 4.4(b) in their entireties and by substituting in lieu thereof the following new Sections 4.4(a) and 4.4(b):

                            "(a) The Obligations shall be secured by (i) the Borrower's first priority and perfected pledge to the Lender of (A) one hundred percent of the outstanding shares of capital stock of Datasouth,
                            (B) 51.5 shares of common stock of Capital Sports Properties, Inc., (C) the Host Shares (other than 4,682 shares of common stock of Host Communications which secure the Second Term Loan Obligations and the Fourth Term Loan Obligations), and (D) the Total Sports Shares (other than 351,815 shares of Series C Convertible Preferred Stock of Total Sports which secure the Second Term Loan Obligations and the Fourth Term Loan Obligations), all pursuant to the Borrower Pledge Agreement, and (ii) the Partnership's first priority and perfected pledge to the Lender of 1,284,000 shares of common stock of the Borrower pursuant to the Partnership Pledge Agreement. The Obligations (other than the Third Term Loan Obligations) shall also be secured by Datasouth's first priority and perfected pledge to the Lender of 457,944 shares of Class A Common Stock of Gray pursuant to the Subsidiary Pledge Agreement.

                            (b) The Second Term Loan Obligations and the Fourth Term Loan Obligations shall be secured by (i) Datasouth's first-priority and perfected pledge to the Lender 1,366,941 shares of Class A Common Stock of Gray and 11,750 shares of Class B Common Stock of Gray pursuant to the Purpose Credit Subsidiary Pledge Agreement and (ii) the Borrower's first-priority and perfected pledge to the Lender of 1,000 shares of Series A Preferred Stock of Gray, 175 shares of Series B Preferred Stock of Gray, the Warrants, the Rawlings Warrant, the Rawlings Shares, 4,682 shares of common stock of Host Communications and 351,815 shares of Series C Convertible Preferred Stock of Total Sports, all pursuant to the Purpose Credit Borrower Pledge Agreement."

          2. No Other Amendments. Except for the amendments expressly set forth and referred to in Section 1 above, the Loan Agreement shall remain unchanged and in full force and effect. Nothing in this Amendment or any of the other Supplemental Credit Documents (as defined below) is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity


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of Lender's security interests in, security titles to or other Liens on any
Collateral for the Obligations.

          3. Representations and Warranties. To induce Lender to enter into this Amendment, the Borrower does hereby warrant, represent and covenant to Lender that: (a) each representation or warranty of the Borrower set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), and no Default or Event of Default has occurred and is continuing as of this date under the Loan Agreement as amended by this Amendment; and (b) each of the Borrower, Datasouth, the Partnership and the Purchaser has the power and is duly authorized to enter into, deliver and perform the Supplemental Credit Documents to which it is a party, and each of the Supplemental Credit Documents is the legal, valid and binding obligation of each Credit Party enforceable against such Credit Party in accordance with its terms.

          4. Reimbursement of Costs and Expenses. The Borrower hereby agrees to reimburse Lender on demand for all costs (including reasonable attorneys' fees) incurred by Lender in negotiating, documenting and consummating this Amendment, the other documents referred to herein, and the transactions contemplated hereby and thereby.

          5. Conditions Precedent to Effectiveness of this Amendment. The effectiveness of this Amendment and the amendments provided in Section 1 above are subject to the truth and accuracy in all material respects of the representations and warranties of the Borrower contained in Section 3 above and to the fulfillment of the following additional conditions precedent (all documents described below shall be in form and substance satisfactory to Lender, and are herein collectively called the "Supplemental Credit Documents"):

                   (a) Lender shall have received one or more duly executed counterparts of this Amendment, a Fourth Term Loan Note, the Second Amendment of Borrower Pledge Agreement, the First Amendment of Purpose Credit Borrower Stock Pledge Agreement, the Second Amendment of Subsidiary Stock Pledge Agreement, and the Second Amendment of Purpose Credit Subsidiary Stock Pledge Agreement;

                   (b) Lender shall have received stock certificates evidencing all Rawlings Shares purchased with the proceeds of the Fourth Term Loan, together with undated blank stock transfer powers for the same duly executed by the appropriate Credit Parties;

                   (c) Lender shall have received a duly executed Datasouth Reaffirmation and Consent to Second Amendment of Loan Agreement from Datasouth and a duly executed Partnership Reaffirmation and Consent to Second Amendment of Loan Agreement from the Partnership; and

                   (d) Lender shall have received a duly executed and completed Federal Reserve Form U-1 relating to the Second Term Loan and Fourth Term Loan.


          6. Reference to and Effect on the Credit Documents. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder,"


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"hereof" or words of like import referring to the Loan Agreement, and each reference in the other Credit Documents to "the Loan Agreement," "thereunder," "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

          7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

          8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Georgia applicable to contracts made and performed in such state.


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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year specified at the beginning hereof.

                                         BORROWER:

                                         BULL RUN CORPORATION

                                         By:  /s/ FREDERICK J. ERICKSON
                                              ----------------------------------
                                         Name:  Frederick J. Erickson
                                         Title: VP-Finance


                                         LENDER:

                                         NATIONSBANK, N.A.


                                         By:  /s/  DAVID B. JACKSON
                                              ----------------------------------
                                         Name:   David B. Jackson
                                         Title:  Senior Vice President